                                                                   EXHIBIT 10.39


                      LICENSE AND DISTRIBUTION AGREEMENT


          THIS AGREEMENT (the "Agreement") is made between Helena Laboratories Corporation (hereinafter referred to as "Licensor") located at 1530 Lindbergh Drive, Beaumont, Texas 77704-0752 and ChemTrak Inc. (hereinafter referred to as "Licensee") located at 929 East Arques Avenue, Sunnyvale, California 94086-4520.

          WHEREAS, Licensor is the owner of all right, title and interest in and to the trademark COLOCARE(R) as shown in U.S. Trademark Registration No. 1,651,398 issued July 23, 1991, has used that trademark and established substantial goodwill associated therewith; and

          WHEREAS, Licensee desires to distribute Colocare brand products under license from Licensor; and

          WHEREAS, Licensor is willing to provide Colocare brand products under license to Licensee under specific terms and conditions; and

          WHEREAS, Licensee and Licensor are desirous of formalizing an agreement;
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     IT IS HEREBY AGREED AS FOLLOWS:

     1. Licensor grants to Licensee a non-exclusive license to use its trademark COLOCARE(R) solely in conjunction with distribution of a test for fecal occult blood manufactured by Licensor, in the retail, over-the-counter market in the United States. Licensee agrees that any other use of the product in connection with the trademark COLOCARE(R), is expressly prohibited under this Agreement. By way of example and not by way of limitation, any use of the trademark COLOCARE(R), and any distribution of a fecal occult blood test product in connection with the trademark COLOCARE(R), in the U.S., professional market and/or in any non-U.S. markets is expressly prohibited by this Agreement.

     2. All use of the COLOCARE(R) trademark by Licensee, shall inure to the benefit of Licensor.

     3. In consideration of the license granted hereunder, Licensee agrees that it shall only use the COLOCARE(R) trademark on goods manufactured by Licensor and supplied to Licensee by Licensor, thereby assuring that the quality of the goods meets Licensor's standards.

     4. The parties agree that (a) Licensee shall order COLOCARE(R) brand fecal occult blood test products in [*] lots; (b) the price per test unit shall be [*], (c) no order shall be placed for less than [*] at a time; and (d) the test unit shall include one fecal occult blood test (3 individual pads per test unit) in one foil pouch with one printed instruction sheet.

     5. Licensee agrees that during the term of this Agreement it will not develop, contract to develop, manufacture, sell, license, lease, or otherwise distribute any product which is directly competitive with the COLOCARE(R) brand fecal occult blood test product.

     6. Licensee shall not do, or permit to be done, anything that may tend to jeopardize the validity of, or diminish the value of the licensed trademark.

     7.   The licensed trademark shall not be sublicensed by Licensee.

     8. Licensee shall not assign this Agreement or any part thereof without Licensor's prior express written consent and any attempted or purported assignment without such consent shall be void. In the event Licensor grants such approval, then and in that event this Agreement shall be binding upon the parties and their respective successors and assigns.

     9. Licensee shall hold Licensor and its agents harmless and indemnify Licensor from and against all claims, charges, damages and liabilities of all kinds, including reasonable attorneys' fees and losses to intangibles such as, but not limited to, trademark value and good will, incurred as a result of the breach by licensee of any provision contained in this Agreement.

     10. This Agreement is effective from the date of execution until February 28, 1999. The Agreement may be renewed for successive one-year periods provided both parties agree to such a renewal, in writing, in advance.

     11. Licensor shall have the right to terminate the license agreement at any time in the event that Licensee is in default in the performance of any covenant contained in this Agreement. Grounds for such termination shall include, but not be limited to, the failure of Licensee to comply with the quality control provisions of Paragraph 3 hereof or abandonment of the mark by Licensee. Such termination shall be effected by notice to Licensee specifying the grounds for termination and the date for termination, which date shall not be less than 90 days after the giving of such notice. Such termination shall not become effective, however, if the specified grounds for termination are cured on or before the specified date of termination. In no event shall any money paid by Licensee to Licensor under the terms of this agreement be refunded to Licensee upon termination of this Agreement.

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     the Commission. Confidential treatment has been requested with respect to
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     12.  Licensor shall review and approve all labeling, marketing, advertisements and other uses of the COLOCARE (R) trademark [*] for product accuracy and for proper trademark usage. Licensee shall always use the symbol
(R) in connection with the term "colocare" except that Licensee's initial printing of COLOCARE (TM) is hereby approved as other time exception to this paragraph 11. No non-approved labeling, marketing, advertisements or other uses of the COLOCARE (R) will be used by Licenses and any non-approved use shall be considered non-licensed.

     13. While the Agreement is non-exclusive, in the event that Licensor [*], Licensor shall [*] and [*]. In the event Licensee [*], then such [*].

     14. This Agreement shall be interpreted under the laws of the Sate of Texas except that matters of federal trademark law shall be interpreted under federal law. In the event that any portion of this Agreement should be determined to be void or invalid or unenforceable for any reason, the remaining terms shall be interpreted so as to reflect the basic intentions and intentions and objectives of the parties.

     15. The Licensor and Licensee agree that the terms of this Agreement, shall not be the subject of any public announcement and shall not be disclosed, except as required by statute, regulation or order of court.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


HELEN LABORATORIES CORPORATION       CHEMTRAK INC.

Date:    2/27/97                     Date:    2/27/97
       -------------------------            -----------------------------------

By:      /s/ Eric Petersen           By:      /s/ Edward F. Covell
       -------------------------            -----------------------------------

Name:    Eric Petersen               Name:    Edward F. Covell
       -------------------------            -----------------------------------

Title:   Vice President              Title:   President/Chief Executive Officer
       -------------------------            -----------------------------------


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[*]  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.